Exhibit 99.1

Ambarella, Inc. Announces Third Quarter Fiscal Year 2020 Financial Results

Contact:

Louis Gerhardy

408.636.2310

lgerhardy@ambarella.com

November 25, 2019 —Santa Clara, Calif. – Ambarella, Inc. (NASDAQ: AMBA), a leading developer of low-power and high-resolution human and computer vision solutions, today announced financial results for its third quarter of fiscal year 2020 ended October 31, 2019.

•

Revenue for the third quarter of fiscal 2020 was $67.9 million, up 18.6% from $57.3 million in the same period in fiscal 2019. For the nine months ended October 31, 2019, revenue was $171.5 million, down 2.9% from $176.7 million for the nine months ended October 31, 2018.

•

Gross margin under U.S. generally accepted accounting principles (GAAP) for the third quarter of fiscal 2020 was 57.6%, compared with 60.4% for the same period in fiscal 2019. For the nine months ended October 31, 2019, GAAP gross margin was 57.9%, compared with 60.8% for the nine months ended October 31, 2018.

•

GAAP net loss for the third quarter of fiscal 2020 was $4.3 million, or loss per diluted ordinary share of $0.13, compared with GAAP net loss of $9.0 million, or loss per diluted ordinary share of $0.28, for the same period in fiscal 2019. GAAP net loss for the nine months ended October 31, 2019 was $31.8 million, or loss per diluted ordinary share of $0.97. This compares with GAAP net loss of $25.9 million, or loss per diluted ordinary share of $0.79, for the nine months ended October 31, 2018.

Financial results on a non-GAAP basis for the third quarter of fiscal 2020 are as follows:

•

Gross margin on a non-GAAP basis for the third quarter of fiscal 2020 was 58.1%, compared with 60.9% for the same period in fiscal 2019. For the nine months ended October 31, 2019, non-GAAP gross margin was 58.5%, compared with 61.4% for the nine months ended October 31, 2018.

•

Non-GAAP net income for the third quarter of fiscal 2020 was $11.3 million, or earnings per diluted ordinary share of $0.32. This compares with non-GAAP net income of $7.0 million, or earnings per diluted ordinary share of $0.21, for the same period in fiscal 2019. Non-GAAP net income for the nine months ended October 31, 2019 was $18.8 million, or earnings per diluted ordinary share of $0.55. This compares with non-GAAP net income of $20.0 million, or earnings per diluted ordinary share of $0.59, for the nine months ended October 31, 2018.

Based on information available as of today, Ambarella is offering the following guidance for the fourth quarter of fiscal year 2020, ending January 31, 2020:

•	Revenue is expected to be between $55.0 million and $59.0 million

•	Gross margin on a non-GAAP basis is expected to be between 56.5% and 58.5%

•	Operating expenses on a non-GAAP basis are expected to be between $29.5 million and $31.5 million

Ambarella reports gross margin, net income (loss) and earnings (losses) per share in accordance with GAAP and, additionally, on a non-GAAP basis. Non-GAAP financial information excludes the impact of stock-based compensation adjusted for the associated tax impact, which includes the effect of any benefits or shortfalls recognized. A reconciliation of the GAAP to non-GAAP gross margin, net income (loss) and earnings (losses) per share for the periods presented, as well as a description of the items excluded from the non-GAAP calculations, is included in the financial statements portion of this press release.

Total cash, cash equivalents and marketable securities on hand at the end of the third quarter of fiscal year 2020 was $400.8 million, compared with $348.6 million at the end of the same quarter a year ago.

“Our October 15th update provided clarity on one trade issue faced by the company, though other foreign policy, trade and IP matters remain outstanding, with a wide range of potential outcomes,” said Fermi Wang, President and CEO. “Despite the geopolitical and trade uncertainties, in Q3 we demonstrated continued progress toward our transition to a video AI company, with mass production shipments into the automotive and security camera markets continuing to ramp. Our family of computer vision (“CV”) products all contributed to the early revenue ramp and we shipped pre-production parts and development systems to more than 50 customers in the quarter.”

Quarterly Conference Call

Ambarella plans to hold a conference call at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time today with Fermi Wang, President and Chief Executive Officer, and Casey Eichler, Chief Financial Officer, to discuss the third quarter of fiscal year 2020 results. The call can be accessed by dialing 877-304-8963 in the USA; international callers should dial 760-666-4834. Please dial in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Ambarella’s website at http://www.ambarella.com/ for up to 30 days after the call.

About Ambarella

Ambarella’s products are used in a wide variety of human and computer vision applications, including video security, advanced driver assistance systems (ADAS), electronic mirror, drive recorder, driver/cabin monitoring, autonomous driving, and robotic applications. Ambarella’s low-power System-on-Chips (SoCs) offer high-resolution video compression, advanced image processing, and powerful deep neural network processing to enable intelligent cameras to extract valuable data from high-resolution video streams. For more information, please visit www.ambarella.com

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that are not historical facts and often can be identified by terms such as “outlook,” “projected,” “intends,” “will,” “estimates,” “anticipates,” “expects,” “believes,” “could,” or similar expressions, including the guidance for the fourth quarter of fiscal year 2020 ending January 31, 2020, and the comments of our CEO relating to the continuing global trade and foreign policy risks faced by the company, the company’s progress toward its transition to a video AI based business, and the company’s traction in the automotive and security camera markets with the company’s new computer vision products. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. Our actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of our future performance.

The risks and uncertainties referred to above include, but are not limited to, risks associated with revenue being generated from new customers or design wins, neither of which is assured; the commercial success of our customers’ products; our growth strategy; global economic and political conditions, including possible trade tariffs and restrictions; the expansion of our current markets and our ability to successfully enter new markets, such as the OEM automotive and robotics markets; our ability to anticipate future market demands and future needs of our customers; our ability to introduce new and enhanced solutions; our ability to develop, and to generate revenue from, new advanced technologies, such as computer vision functionality; our ability to retain and expand customer relationships and to achieve design wins; anticipated trends and challenges, including competition, in the markets in which we operate; our ability to effectively manage growth; our ability to retain key employees; and the potential for intellectual property disputes or other litigation.

Further information on these and other factors that could affect our financial results is included in the company’s Annual Report on Form 10-K for our 2019 fiscal year, which is on file with the Securities and Exchange Commission. Additional information will also be set forth in the company’s quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings the company makes with the Securities and Exchange Commission from time to time, copies of which may be obtained by visiting the Investor Relations portion of our web site at www.ambarella.com or the SEC’s web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to us on the date hereof. The results we report in our Quarterly Report on Form 10-Q for the third fiscal quarter ended October 31, 2019 could differ from the preliminary results announced in this press release.

Ambarella assumes no obligation and does not intend to update the forward-looking statements made in this press release, except as required by law.

Non-GAAP Financial Measures

The company has provided in this release non-GAAP financial information including non-GAAP gross margin, net income, and earnings per share, as a supplement to the condensed consolidated financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing the company’s financial results to assess operational performance and liquidity. The company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting and analyzing future periods. Further, the company believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics that the company uses in making operating decisions and because the company believes that investors and analysts use them to help assess the health of its business and for comparison to other companies. Non-GAAP results are presented for supplemental informational purposes only for understanding the company’s operating results. The non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP measures used by other companies.

With respect to its financial results for the third quarter of fiscal year 2020, the company has provided below reconciliations of its non-GAAP financial measures to its most directly comparable GAAP financial measures. With respect to the company’s expectations for the fourth quarter of fiscal year 2020, a reconciliation of non-GAAP gross margin and non-GAAP operating expenses guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to the charges excluded from these non-GAAP measures. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

AMBARELLA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2018	2019	2018
Revenue	$67,922	$57,286	$171,520	$176,698
Cost of revenue	28,819	22,701	72,127	69,208

Gross profit	39,103	34,585	99,393	107,490

Operating expenses:
Research and development	32,480	31,653	95,917	95,446
Selling, general and administrative	13,791	12,354	39,293	38,098

Total operating expenses	46,271	44,007	135,210	133,544
Loss from operations	(7,168)	(9,422)	(35,817)	(26,054)
Other income, net	1,917	993	6,308	2,517

Loss before income taxes	(5,251)	(8,429)	(29,509)	(23,537)
Provision (benefit) for income taxes	(942)	592	2,302	2,367

Net loss	$(4,309)	$(9,021)	$(31,811)	$(25,904)

Net loss per share attributable to ordinary shareholders:
Basic	$(0.13)	$(0.28)	$(0.97)	$(0.79)

Diluted	$(0.13)	$(0.28)	$(0.97)	$(0.79)

Weighted-average shares used to compute net loss per share attributable to ordinary shareholders:
Basic	33,304,171	32,171,890	32,885,729	32,908,614

Diluted	33,304,171	32,171,890	32,885,729	32,908,614

The following table presents details of stock-based compensation expense included in each functional line item in the condensed consolidated statements of operations above:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2018	2019	2018
	(unaudited, in thousands)
Stock-based compensation:
Cost of revenue	$335	$310	$922	$942
Research and development	10,601	9,720	31,306	27,847
Selling, general and administrative	6,372	5,582	17,740	16,148

Total stock-based compensation	$17,308	$15,612	$49,968	$44,937

AMBARELLA, INC.

RECONCILIATION OF GAAP TO NON-GAAP DILUTED EARNINGS PER SHARE

(in thousands, except share and per share data)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2018	2019	2018
	(unaudited)
GAAP net loss	$(4,309)	$(9,021)	$(31,811)	$(25,904)

Non-GAAP adjustments:
Stock-based compensation expense	17,308	15,612	49,968	44,937
Income tax effect	(1,737)	359	634	977

Non-GAAP net income	$11,262	$6,950	$18,791	$20,010

GAAP - diluted weighted average shares	33,304,171	32,171,890	32,885,729	32,908,614
Non-GAAP - diluted weighted average shares	34,789,673	32,864,693	34,052,772	33,846,658

GAAP - diluted net loss per share	$(0.13)	$(0.28)	$(0.97)	$(0.79)
Non-GAAP adjustments:
Stock-based compensation expense	0.52	0.49	1.52	1.37
Income tax effect	(0.05)	0.01	0.02	0.03
Effect of Non-GAAP - diluted weighted average shares	(0.02)	(0.01)	(0.02)	(0.02)
Non-GAAP - diluted net income per share	$0.32	$0.21	$0.55	$0.59

The difference between GAAP and non-GAAP gross margin was 0.5% and 0.5%, or $335,000 and $310,000 for the three months ended October 31, 2019 and 2018, respectively. The difference between GAAP and non-GAAP gross margin was 0.6% and 0.6%, or $922,000 and $942,000, for the nine months ended October 31, 2019 and 2018, respectively. The differences were due to the effect of stock-based compensation.

AMBARELLA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	October 31,	January 31,
	2019	2019
ASSETS
Current assets:
Cash and cash equivalents	$252,310	$194,047
Marketable debt securities	148,481	164,861
Accounts receivable, net	21,609	26,212
Inventories	19,845	18,252
Restricted cash	9	11
Prepaid expenses and other current assets	5,174	6,206

Total current assets	447,428	409,589

Property and equipment, net	5,927	6,728
Deferred tax assets, non-current	10,320	10,587
Intangible assets, net	8,232	10,936
Operating lease right-of-use assets, net	10,595	—
Goodwill	26,601	26,601
Other non-current assets	5,386	2,412

Total assets	$514,489	$466,853

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	18,697	12,801
Accrued and other current liabilities	28,447	24,700
Operating lease liabilities, current	2,161	—
Income taxes payable	955	993
Deferred revenue, current	545	529

Total current liabilities	50,805	39,023

Operating lease liabilities, non-current	8,519	—
Other long-term liabilities	9,925	8,341

Total liabilities	69,249	47,364

Shareholders’ equity:
Preference shares	—	—
Ordinary shares	15	15
Additional paid-in capital	245,490	188,516
Accumulated other comprehensive income	685	97
Retained earnings	199,050	230,861

Total shareholders’ equity	445,240	419,489

Total liabilities and shareholders’ equity	$514,489	$466,853